INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL	ORDINARY SHARES
S H A R E S
STARLIMS TECHNOLOGIES LTD.	CUSIP M8484K 10 9 SEE REVERSE FOR CERTAIN DEFINITIONS
THIS IS TO CERTIFY THAT is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, NIS 1.0 PAR VALUE EACH, OF STARLIMS TECHNOLOGIES LTD.

SHARE CERTIFICATE

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

DIRECTOR	CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:

        AMERICAN STOCK TRANSFER & TRUST COMPANY

                                (NEW YORK, NY)

                                                                                           TRANSFER AGENT

                                                                                              AND REGISTRAR

BY:

                                                                               AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF MAY 16, 2007 STARLIMS TECHNOLOGIES LTD. TSB 26968 FC
SALES: J. DICKINSON 708-385-9112	Operator: Ron/AP
/ ETHER 7 / LIVE JOBS / S / STARLIMS 26968 FC	Rev. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:______OK AS IS______OK WITH CHANGES______MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 194 and Black. Seal prints in Black 100%, 50%. Intaglio prints in SC-15 Maroon.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

STARLIMS TECHNOLOGIES LTD.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM— as tenants in common	UNIF GIFT MIN ACT—Uniform Gifts to Minors Act
TEN ENT — as tenants by the entireties	UNIF TRAN MIN ACT—Uniform Transfers to Minors Act
JT TEN — as joint tenants with right of survivorship	CUST—Custodian
and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Ordinary Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint
Attorney,
to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
711 ARMSTRONG LANE	PROOF OF MAY 15, 2007
COLUMBIA, TENNESSEE 38401	STARLIMS TECHNOLOGIES LTD.
(931) 388-3003	TSB 26968 BK
SALES: J. DICKINSON 708-385-9112	Operator: Ron
/ ETHER 7 / LIVE JOBS / S / STARLIMS 26968 BK	Rev. 1
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:	OK AS IS	OK WITH CHANGES	MAKE CHANGES AND SEND ANOTHER PROOF